Exhibit 99.2

Execution Copy

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of July 24, 2008, between FactSet Europe Limited, a company organized under the laws of England and Wales (the “Purchaser”), and Thomson Financial Limited, a company organized under the laws of England and Wales (“Thomson” or the “Service Provider”).

W I T N E S S E T H

WHEREAS, Thomson and the Purchaser are parties to a Purchase Agreement, dated as of April 22, 2008, as amended (the “Purchase Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Purchase Agreement), pursuant to which Thomson agreed, among other things, to sell to the Purchaser and the Purchaser agreed to purchase from Thomson the Purchased Assets, upon the terms and subject to the conditions set forth therein;

WHEREAS, it is contemplated under Section 5.07 of the Purchase Agreement that Thomson shall provide, or cause to be provided, to the Purchaser certain services;

WHEREAS, Thomson has offered to provide to the Purchaser the Services (as defined below) pursuant to this Agreement as well as a number of other services that the Purchaser has chosen not to request; and

WHEREAS, the Purchaser has requested that Thomson provide, and Thomson is willing to provide, or cause to be provided, for a limited period of time, certain transition services to the Purchaser, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, Thomson and the Purchaser hereby agree as follows:

1. Provision of Services. (a) Subject to the terms and conditions of this Agreement and in accordance with the standards of performance set forth in Section 2, Thomson shall provide, or cause to be provided, to the Purchaser solely for the benefit of the Purchaser, the services (collectively, the “Services”) described in the schedules attached hereto (the “Schedules”), which terms are incorporated herein by reference, for periods commencing upon Closing and ending on the expiration of the applicable period set forth in the Schedules in respect of each such Service (as to each service and the period applicable thereto, the “Service Period”), unless such Services are earlier terminated in accordance with the terms hereof. The Purchaser shall not resell, subcontract, license, sublicense or otherwise transfer any of the Services to any Person whatsoever or permit use of any of the Services by any Person other than by the Purchaser or its Affiliates in the ordinary course of business.

(b) With respect to the Services, the Service Provider shall have the exclusive right to select, employ, pay, supervise, administer, direct and discharge any of the employees who will perform such Services. The Service Provider shall be responsible for paying such employees’ compensation and providing to such employees any benefits. The Purchaser shall be responsible for overall project management and delivery costs for the Services.

2. Standard of Performance. (a) The Service Provider shall use commercially reasonable efforts to provide, or cause to be provided, to the Purchaser the Services in a manner generally consistent with the manner and level of care with which such or similar services were provided prior to the date hereof, unless otherwise specified in the Schedules. The Purchaser hereby acknowledges that the Service Provider may be providing services similar to the Services provided hereunder and/or services that involve the same resources as those used to provide the Services to its business units, Affiliates and to other third parties, and, accordingly, the Service Provider reserves the right to modify any of the Services or the manner in which such Services are provided in connection with changes to its business units in the ordinary course of business; provided, however, that no such modification shall materially diminish, modify or delay the provision of the Services.

(b) The Purchaser shall complete Acceptance Testing of each of the Specified Services on or about the date set forth in the relevant Schedule but in any event after Thomson has approved the hardware and software setup and environment created by the Purchaser (the “Technical Environment”) in a timely manner. Creation of the Technical Environment in accordance with Thomson’s guidelines and specifications shall be the sole responsibility of the Purchaser. As used herein, the term “Acceptance Testing” shall mean testing performed by the Purchaser to demonstrate that each such Specified Service complies in all material respects with all applicable specifications. Upon the successful completion of Acceptance Testing, the Purchaser shall notify the Service Provider in writing of its acceptance of such Service (“Acceptance”). “Specified Services” means each service specifically designated as a “Specified Service” in the Schedules. Once the Technical Environment is approved by Thomson, the Purchaser shall not make any changes or modifications thereto without Thomson’s prior written consent.

(c) If any Specified Service or any portion thereof fails to pass Acceptance Testing (other than as a result of deficiencies in the Technical Environment due to a change made by the Purchaser to the Technical Environment or the Purchaser’s failure to comply with Thomson’s guidelines and specifications), the Purchaser shall promptly notify the Service Provider in writing of such failure. The Service Provider will correct all deficiencies (other than those caused by deficiencies in the Technical Environment due to a change made by the Purchaser to the Technical Environment or the Purchaser’s failure to comply with Thomson’s guidelines and specifications) not later than five (5) Business Days after receipt of the Purchaser’s written notice of such failure. Within five (5) Business Days after such corrections have been made, the Purchaser will retest such Service. If such Service still fails the Acceptance Testing after corrections required to be made by Thomson in accordance with this Section 2 have been made, the Purchaser may in its reasonable discretion: (a) grant the Service Provider additional time to correct the outstanding deficiencies; or (b) notwithstanding anything to the contrary stated in Section 4 below and without prejudice to any of the Purchaser’s other rights and remedies under this Agreement, the Purchase Agreement or at law or in equity, withhold all amounts payable by the Purchaser to the Service Provider under Section 3 below with respect to the Specified Service that failed the Acceptance Testing until the deficiency has been corrected and/or (c) give written notice to Thomson requesting that the respective senior officers of Thomson and the Purchaser or their respective designees discuss a resolution of the outstanding deficiencies in accordance with Section 7 hereof as if the ten Business Day period referenced in Section 7 had expired at the time of such written notice. The Service Provider shall have no liability under this Agreement for any delay with respect to any of the Services if such delay was caused by any action or inaction of the Purchaser, including any delay in completing the Technical Environment or in approval of travel and accommodation costs and expenses, or any deficiency in the Purchaser’s project management.

3. Fees. (a) The Purchaser shall pay the Service Provider the fees set forth in the relevant Schedules hereto in respect of each Service (collectively, the “Fees”) and travel and accommodation expenses with respect thereto if the relevant Service is provided in a location other than the city specified for such Service in the Schedules, provided that such travel and accommodation expenses are approved by the Purchaser in advance in writing (such approval not to be unreasonably withheld or delayed).

(b) The Service Provider shall submit statements of account to the Purchaser on a monthly basis (in arrears) with respect to all amounts payable by the Purchaser to the Service Provider hereunder (the “Invoiced Amount”), setting out the Services provided by reference to the relevant Schedules and the Fees and, if approved by the Purchaser in advance in writing, travel and accommodation costs and expenses payable hereunder for providing such Services. Except with respect to Specified Services that have failed Acceptance Testing, the Purchaser shall pay the Invoiced Amount to the Service Provider within thirty (30) days of the date of each statement of account and with respect to Services that failed Acceptance Testing, when the deficiency is corrected.

(c) The Service Provider may, in its discretion, suspend any performance under this Agreement upon failure of the Purchaser to timely make any payments required under this Agreement beyond the applicable cure date.

4. Term; Termination. (a) This Agreement and the performance of the Services hereunder shall commence on the date hereof and this Agreement shall continue in full force and effect until such time as each Service Period in respect of each Service as set forth in the Schedules has expired or this Agreement has been otherwise terminated in accordance with the terms hereof. This Agreement and the provision of any Services hereunder shall automatically terminate on the 18-month anniversary of the date hereof (except for an extension of such term pursuant to Section 5 hereof).

(b) The Purchaser may terminate this Agreement with respect to any Service upon the specified prior written notice to the Service Provider as set forth in the relevant Schedule with respect to such Service. The termination of any Service pursuant to this Section 4(b) shall become effective on the last date of the relevant Service Period or, in the event of an earlier termination by the Purchaser pursuant to the immediately preceding sentence, upon the expiration of the applicable notice period, and, following the effective time of the termination, (i) the Purchaser shall no longer be obligated to pay for such Service (except with respect to any Fees incurred up to such date); provided, that the Purchaser shall be obligated to reimburse the Service Provider for any reasonable out-of-pocket expenses or costs attributable to such termination, (ii) the Purchaser shall not be permitted to request the Service Provider to resume the provision of such Service and (iii) the Service Provider shall no longer be obligated to provide such Service hereunder.

(c) This Agreement may be terminated by: (i) the mutual written consent of the parties hereto; (ii) Thomson in the event that the Purchaser defaults in the payment when due of any Invoiced Amount and such default continues unremedied for a period of thirty (30) days (plus, in the event of a disputed invoice, the period during which a dispute resolution pursuant to this Agreement is being undertaken); or (iii) either party hereto upon written notice delivered to the other party if (A) the other party fails to materially perform or otherwise materially breaches an obligation under this Agreement (other than a failure by the Purchaser to pay the Invoiced Amount); provided, however, that the breaching party shall have thirty (30) days from the date of receipt of such notice from the non-breaching party to cure such material non-performance or such material breach, after which time this Agreement shall terminate if such material non-performance or such material breach has not been cured or (B) the other party makes a general assignment for the benefit of creditors, becomes insolvent, commences a voluntary proceeding under any Law relating to bankruptcy, insolvency, reorganization or winding up (“Bankruptcy Laws”), a receiver is appointed with respect to the other party or a proceeding commences in any court of competent jurisdiction seeking such party’s liquidation, reorganization, dissolutions or winding up or similar relief in respect of such party under Bankruptcy Laws.

5. Force Majeure. Neither party shall be in default of this Agreement by reason of its delay in the performance of, or failure to perform, any of its obligations hereunder if such delay or failure is caused by any Law or Governmental Order specifically prohibiting the performance of such obligation or by acts of God, weather, civil disturbances, accidents, acts of terrorism, acts of war or conditions arising out of or attributable to war (whether declared or undeclared), the refusal by any third party vendor to supply any goods or services to the Service Provider or the Purchaser, shortage of necessary equipment or materials beyond the reasonable control of such party. During the pendency of such intervening event, each of the parties shall take all reasonable steps to fulfill its obligations hereunder by other means and, in any event, shall upon termination of such intervening event, promptly resume its obligations under this Agreement. All Service Periods affected by such intervening event shall be extended by the time period of the pendency of such intervening event.

6. Cooperation; Access. (a) In the event that the Purchaser requests that, in addition to the Services, certain other services be made available by the Service Provider (the “Other Services”), the Service Provider shall have no obligation to provide any Other Services. If the Service Provider, in its sole discretion, agrees to provide any Other Services, the Service Provider and the Purchaser shall negotiate in good faith the terms of providing such Other Services and payment therefor. The provision, if any, of any Other Services shall be on the terms and conditions agreed upon between the Service Provider and the Purchaser and set forth on a schedule to be attached hereto or as an amendment to this Agreement. Any such Other Services mutually agreed to by the parties hereto and set forth on a schedule or included in an amendment to this Agreement shall constitute “Services” hereunder.

(b) The Purchaser shall permit the Service Provider and its employees and agents access, during regular business hours upon reasonable prior written notice, to the Purchaser’s premises and such data, records and personnel designated by the Purchaser as involved in receiving or overseeing the Services as the Service Provider may reasonably request for the purposes of providing the Services. The Service Provider shall permit the Purchaser and its employees and agents access, upon reasonable prior written notice, to the books and records of the Service Provider to the extent relating to the provision of the Services as the Purchaser may reasonably request for the purposes of confirming the Fees therefor; provided, however, in the event there is a flat-fee structure, access to the books and records of the Service Provider will not be required.

(c) Each party shall designate a relationship manager to report and discuss issues with respect to the provision of the Services and successor relationship managers in the event that a designated relationship manager is not available to perform such role hereunder. The relationship managers shall coordinate and liaise with the Service Provider and the Purchaser regarding the performance of the Services as often as reasonably necessary to ensure the orderly provision of the Services and shall have authority to address and remedy problems related to the provision of Services to the extent consistent with this Agreement. The Purchaser will cooperate with the Service Provider in a commercially reasonable manner in the provision of the Services.

7. Dispute Resolution. If there is a dispute between the parties hereto arising out of or relating to this Agreement or any Schedule, either party may, at any time, give notice to the other party requesting to discuss actions that might be taken to resolve such dispute and the parties shall, promptly upon receipt of such notice, negotiate in good faith such disputed issue and use commercially reasonable efforts to resolve such dispute; provided, however, that nothing contained in this Agreement shall obligate or require (or be construed to obligate or require) either party to agree upon any such resolution. If the parties shall have failed to reach a resolution of the dispute within ten (10) Business Days after written notice of such dispute has been given to the parties hereto, either Thomson or the Purchaser, as the case may be, may, at any time within five (5) Business Days after the expiration of such ten Business Days period, give written notice to the other party requesting that the respective senior officers of Thomson and the Purchaser or their respective designees discuss such resolution, and, as promptly as practicable after such notice has been given, each of Thomson and the Purchaser shall cause such senior officers to negotiate in good faith such disputed issue and use commercially reasonable efforts to resolve such dispute within ten (10) calendar days of the matter submitted to them; provided, however, that nothing contained in this Agreement shall obligate or require (or be construed to obligate or require) any of such senior officers to agree upon any such resolution.

8. Technical Aspects of the Services; Limitation of Liability; Indemnity. (a) Thomson agrees that immediately prior to the provision of any Services that relate to the feed of data or software to the Purchaser hereunder, Thomson will test each such data or software using the latest version of a leading commercial virus testing software program that Thomson uses in its operations (“Testing Software”) to verify that no data or software contains any computer code designed to disrupt, disable, harm, or otherwise impede in any manner, including aesthetical disruptions or distortions, the operation of such data or software, or any other associated software, firmware, hardware, computer system or network (sometimes referred to as “viruses” or “worms”).

(b) Thomson further agrees that the Services that relate to the feed of data or software will be tested using the Testing Software to verify that no such data or software contains any computer code (i) that would disable any such data or software or impair in any way its operation based on the elapsing of a period of time, exceeding an authorized number of copies, or advancement to a particular date or other numeral (sometimes referred to as “time bombs”, “time locks”, or “drop dead” devices), or (ii) that would permit Thomson to access any Service to cause such disablement or impairment (sometimes referred to as “traps”, “access codes” or “trap door” devices), or any other similar harmful, malicious or hidden procedures, routines or mechanisms that would cause such programs to cease functioning or to damage or corrupt any such Service, storage media, programs, equipment or communications, or otherwise interfere with operations.

(c) Thomson will warrant that each Specified Service, upon Acceptance and for a period of thirty (30) days thereafter, will substantially conform to the descriptions and specifications contained in the applicable Schedule or in documentation related to the Specified Services provided by Thomson at the time of completion of such Specified Service; provided, however, that such warranty shall be void and shall automatically terminate if the Purchaser makes any changes or modifications to the Technical Environment or Specified Services without Thomson’s prior written consent.

(d) Thomson shall instruct its employees performing the Specified Services to follow the guidelines developed by the Purchaser that are reasonably acceptable to Thomson.

(e) Other than the statements made by Thomson in this Agreement, Thomson makes no representation or warranty, express or implied, with respect to the Services. The Purchaser acknowledges that neither Thomson nor any other Service Provider are engaged in the business of providing the Services of the type being provided hereunder and that the Services to be provided by the Service Provider to the Purchaser are being provided as an accommodation to the Purchaser in connection with the transactions contemplated by the Purchase Agreement.

(f) Neither Thomson nor any other Service Provider nor any of their respective officers, directors, employees, agents, representatives, attorneys-in-fact or contractors shall be liable for any action taken or omitted to be taken by it or such Person under or in connection with this Agreement; provided, however, the immediately preceding limitation shall not apply to direct Losses incurred by the Purchaser arising out of the gross negligence or willful misconduct of any Service Provider or its officers, directors, employees, agents, representatives, attorneys-in-fact or contractors in the performance or nonperformance of the Services, provided that, in no event, shall the aggregate amount of all such Losses for which the Service Provider is liable under this Agreement exceed the Fees received by the Service Providers for the Services. Neither Thomson nor any other Service Provider nor any of their respective officers, directors, employees, agents, representatives, attorneys-in-fact or contractors shall be liable for any action taken or omitted to be taken by, or the negligence, gross negligence or willful misconduct of, any third party.

(g) Notwithstanding anything to the contrary herein, neither Thomson nor any other Service Provider nor any of their respective officers, directors, employees, agents, representatives, attorneys-in-fact or contractors shall be liable for Losses incurred by the Purchaser or for any action taken or omitted to be taken by the Service Provider or such Person under or in connection with this Agreement to the extent such action or omission arises from actions taken or omitted to be taken by, or the negligence, gross negligence or willful misconduct of, the Purchaser.

(h) Notwithstanding any other provision of this Agreement, neither party nor any Affiliate or any of their respective officers, directors, employees, agents, representatives, attorneys-in-fact or contractors or any Service Provider shall in any event have any liability to the other party for consequential, incidental, indirect, special or punitive damages arising out of the performance of the Services or this Agreement including loss of future profits, revenue or income, diminution in value or loss of business reputation or opportunity, even if a party has been notified about the possibility of such damages.

(i) The Purchaser hereby waives all claims against the Service Provider and its Affiliates for damage to any property or injury or death of any person in, upon or about any premises leased to or occupied by the Service Provider arising at any time and from any cause whatsoever, other than to the extent caused by reason of (and then only to the extent of) the gross negligence or willful misconduct of the Service Provider.

9. Confidentiality; Data. (a) The Service Provider’s materials, data and information, including any configuration files or indices, that may be provided to the Purchaser or generated in connection with the Services concerning the Service Provider’s business, operations or results of operations (including any such information learned during an audit), and the Purchaser’s materials, data and information, including any configuration files or indices, that may be provided to the Service Provider or generated in connection with the Services concerning the Purchaser’s business, operations and results of operations (including any such information learned during an audit), are proprietary trade secrets and confidential information (“Confidential Information”) of the Service Provider and the Purchaser, respectively, and neither party shall possess any interest, title, lien or right in any Confidential Information of the other. Without the express prior written consent of the other party, each party agrees not to (i) disclose the Confidential Information of the other party or the scope of the Services or other terms of this Agreement (collectively, the “Agreement Terms”) to any third party, or (ii) use the Confidential Information of the other party, in either case, except as necessary to perform its obligations under this Agreement and the Purchase Agreement, and each party shall be responsible for any breaches of this Section 9 by its directors, officers, employees, Affiliates, representatives (including financial advisors, attorneys and accountants) or agents (with respect to each party, its “Representatives”).

(b) The term “Confidential Information” will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by the party receiving the Confidential Information (the “Receiving Party”) or its Representatives, (ii) is or becomes available to the Receiving Party on a non-confidential basis from a source (other than the party providing, directly or indirectly, its Confidential Information (the “Providing Party”) or its Representatives) which, to the Receiving Party’s knowledge after due inquiry, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the Providing Party or its Representatives or (iii) is independently developed by the Receiving Party or its Affiliates without reference to the Confidential Information, and such destruction shall be certified in writing to the Providing Party by a duly authorized Representative of the Receiving Party.

(c) Upon the earliest to occur of (i) the termination of this Agreement, (ii) such time as any Confidential Information ceases to be required by the Receiving Party to perform or receive Services or (iii) the request of a Providing Party, a Receiving Party shall promptly return, or cause to be returned, all or any requested portion of such Confidential Information and any copies thereof and shall destroy, or cause to be destroyed, all copies (including electronic versions) of any compilations, analyses, studies or other documents prepared by the Receiving Party or its Representatives containing or reflecting any such Confidential Information, but only such portions containing Confidential Information (with written notice of such destruction provided to the Providing Party).

(d) Notwithstanding any other provision of this Section 9, either party may disclose any Confidential Information of the other party and the Agreement Terms to the minimum extent required by applicable Law or legal process; provided that any Receiving Party that is requested pursuant to, or required by, applicable Law or legal process to disclose any Confidential Information or the Agreement Terms, shall provide, if legally permissible, the Providing Party with prompt prior written notice of such request or requirement, and shall cooperate with the Providing Party to seek an appropriate protective order or other remedy or to take steps to resist or narrow the scope of such request or legal process.

(e) The parties hereto acknowledge and agree that remedies at law would be an inadequate remedy for the breach of any provision of this Section 9 and that in addition thereto, the parties hereto shall be entitled to specific performance of the terms hereof or other equitable remedies in the event of any such breach.

10. Currency. Unless otherwise specified in the Schedules, all references to currency, monetary values and dollars shall mean United States (U.S.) dollars and all payments shall be made in U.S. dollars.

11. Taxes. Any amounts payable under this Agreement are payable exclusive of any goods and services taxes, value added taxes, sales or use taxes, or similar taxes (“Sales Taxes”) now or hereinafter imposed on the performance or delivery of Services, and an amount equal to such taxes so chargeable shall, subject to receipt of a valid receipt or invoice as required below in this Section 11, be paid by the Purchaser to the Service Provider in addition to the amounts otherwise payable under this Agreement. In each case where an amount in respect of Sales Tax is payable by the Purchaser in respect of a Service provided by the Service Provider, the Service Provider shall furnish in a timely manner a Sales Tax receipt or invoice to the Purchaser, and if applicable, such receipt or invoice shall be in the form and manner required by applicable Law to allow the Purchaser to recover such Sales Tax if allowable under applicable Law; provided, however, that if such a receipt or invoice is provided pursuant to the Purchase Agreement in respect of a prepayment for fees payable with respect to a Service provided under this Agreement, such receipt or invoice shall satisfy the requirements of this sentence. In the event that applicable Law requires that any amount in respect of taxes other than Sales Taxes be withheld from any payment by the Purchaser to the Service Provider under this Agreement, the Purchaser shall withhold the required amounts and pay such withheld amounts over to the applicable Governmental Authority in accordance with the requirements of the applicable Law, and any amount so withheld and paid over shall be treated as having been paid to the Service Provider, and the Purchaser shall not be required to pay any additional amount as a result of or in respect of such withholding. In the event that applicable Law requires that an amount in respect of Sales Taxes be withheld from any payment by the Purchaser to the Service Provider under this

Agreement, the amount payable to the Service Provider shall be increased as may be necessary so that after the Purchaser has withheld amounts required by applicable Law that the Service Provider receives an amount equal to the amount it would have received had no such withholding been applicable, and the Purchaser shall withhold such adjusted amounts and pay such withheld amounts over to the applicable Governmental Authority in accordance with the requirements of the applicable Law.

12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

(a)	if to Thomson:

and if arising in connection with the provision of any Service to the person specified on the relevant Schedule for notification of such matters with a copy to (or, if not arising in connection with the provision of any Service):

Thomson Financial Limited

c/o Thomson Financial LLC

195 Broadway

New York, NY 10007

Attention: General Counsel

Telecopier: (646) 822-2015

Reuters Limited

The Reuters Building

South Colonnade, Canary Wharf

London E14 5EP, United Kingdom

Attention: General Counsel

Telecopier: +44 207 542 6848

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Attention: George A. Casey

Telecopier: (212) 848-7179

(b)	if to the Purchaser:

and if arising in connection with the provision of any Service, to the person specified on the relevant Schedule for notification of such matters with a copy to (or, if not arising in connection with the provision of any Service):

FactSet Research Systems Inc.

601 Meritt 7

Norwalk, CT 06851

Attention: General Counsel

Telecopier: (203) 810-3013

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: Faiza Saeed, Esq.

Telecopier: (212) 474-3700

13. Public Announcements. None of the parties to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other party unless otherwise required by Law, Governmental Order or applicable stock exchange regulation, and the parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

14. Headings and References; Construction. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section or Schedule, such reference is to a Section of, or a Schedule to, this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

15. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

16. Entire Agreement. This Agreement and the Schedules constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

17. Assignment. This Agreement may not be assigned by operation of Law or otherwise by either party without the prior express written consent of the other party, and any such purported assignment shall be void; provided, that Thomson may assign this Agreement or any of its rights or delegate any of its obligations (including the performance of any of the Services) hereunder to any of its Affiliates without obtaining the prior written consent of the Purchaser (but in no event shall such assignment release Thomson from its obligations hereunder) and Thomson may subcontract with third parties to perform any of the Services with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed, but in no event shall such subcontracting release Thomson from its obligations hereunder).

18. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

19. Relationship of the Parties. The parties hereto are independent contractors and neither party is an employee, partner or joint venturer of the other. Under no circumstances shall any of the employees of a party hereto be deemed to be employees of the other party for any purpose. Neither party shall have the right to bind the other to any agreement with a third party nor to represent itself as a partner or joint venturer of the other by reason of this Agreement.

20. Amendment and Waiver. (a) This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Thomson and the Purchaser or (b) by a waiver in accordance with Section 20(b).

(b) The parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party or (b) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of a party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

21. Governing Law; Submission to Jurisdiction; Waivers. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

22. Specific Performance. The Service Providers and the Purchaser agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any remedy at law for any breach of the provisions of this Agreement would be inadequate. Accordingly, it is agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

23. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.

24. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, Thomson and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THOMSON FINANCIAL LIMITED

By:
Name:
Title:

FACTSET EUROPE LIMITED

By:
Name:
Title: